Exhibit 99.2










Lane Security, Inc. and Subsidiaries
Report on Audit of Consolidated Financial Statements
For the Ten-Month Period Ended October 31, 2003
and the Year Ended December 31, 2002

                         Report of Independent Auditors



To the Board of Directors
    and Stockholder of
    Lane Security, Inc. and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets as of October 31, 2003 and December 31, 2002 and the related consolidated statements of operations and comprehensive loss, stockholder's equity, and cash flows present fairly, in all material respects, the consolidated financial position of Lane Security, Inc. and Subsidiaries (the "Company") at October 31, 2003 and December 31, 2002, and the results of their operations and their cash flows for the ten-month period ended October 31, 2003 and the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 and Note 6 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets."


/s/PricewaterhouseCoopers LLP


Los Angeles, CA
February 24, 2004

Lane Security, Inc. and Subsidiaries
Balance Sheets
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

                                                                                           2003                   2002
                                                                                           ----                   ----
Assets

Current assets:
   Cash and cash equivalents                                                          $    230,294         $    145,081
   Accounts receivable, net of allowance for doubtful accounts
     of $475,334 in 2003 and $495,499 in 2002                                            1,806,345            1,657,625
   Other receivables                                                                        15,686               13,373
   Inventories, net of reserve for obsolete inventories of
     $226,946 in 2003 and $219,332 in 2002                                               1,322,240            1,403,321
   Prepaid expenses                                                                        562,049              497,846
                                                                                      ------------         ------------

                Total current assets                                                     3,936,614            3,717,246

Property and equipment, net                                                              3,461,574            3,998,873
Intangible assets, net                                                                  27,594,589           42,910,376
Goodwill                                                                                13,261,400           13,261,400
Investment in nonconsolidated entities                                                     540,081              287,814
Other assets, net                                                                          123,926            5,813,623
                                                                                      ------------         ------------

                Total assets                                                          $ 48,918,184         $ 69,989,332
                                                                                      ============         ============

Liabilities and Stockholder's equity

Current liabilities:
   Accounts payable                                                                   $  1,220,178         $  1,332,903
   Contracts payable                                                                             -              210,534
   Accrued liabilities                                                                   2,755,409            2,605,132
   Unearned revenue                                                                      1,459,365              916,800
   Current maturities of long-term debt                                                    497,683              576,175
   Revolving line of credit                                                             34,450,000           36,250,000
                                                                                      ------------         ------------

                Total current liabilities                                               40,382,635           41,891,544
                                                                                      ------------         ------------

Long-term liabilities:
   Other long-term liabilities                                                                   -              271,291
   Long-term debt, less current maturities                                               1,072,653            1,310,044
                                                                                      ------------         ------------

                Total long-term liabilities                                              1,072,653            1,581,335
                                                                                      ------------         ------------

Commitments and contingencies (Note 12)

Minority interest in subsidiary                                                             82,616              116,666

Stockholder's equity
   Common stock, $.01 par value; 10,000 shares authorized;
     1,000 shares issued and outstanding                                                        10                   10
   Additional paid-in capital                                                           76,461,317           73,527,963
   Accumulated deficit                                                                 (68,954,929)         (46,591,213)
   Accumulated other comprehensive loss                                                   (126,118)            (536,973)
                                                                                      ------------         ------------

                Total stockholder's equity                                               7,380,280           26,399,787
                                                                                      ------------         ------------

                Total liabilities and stockholder's equity                            $ 48,918,184         $ 69,989,332
                                                                                      ============         ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

Lane Security, Inc. and Subsidiaries
Statements of Operations and Comprehensive Loss
For the Ten-Month Period Ended October 31, 2003
and the Year Ended December 31, 2002
-------------------------------------------------------------------------------


                                                                                           2003                   2002
                                                                                           ----                   ----
Revenues:
    Monitoring and service                                                            $ 19,923,778         $ 25,721,429
    Installation                                                                         4,000,063            5,558,734
    Other                                                                                  250,660              302,750
                                                                                      ------------         ------------

                  Total revenues                                                        24,174,501           31,582,913
                                                                                      ------------         ------------

Cost of revenues:
    Monitoring and service                                                               6,988,376            9,102,144
    Installation                                                                         3,535,381            4,612,630
    Other                                                                                  347,735              423,258
                                                                                      ------------         ------------

                  Total cost of revenues                                                10,871,492           14,138,032
                                                                                      ------------         ------------

                  Gross profit                                                          13,303,009           17,444,881

Selling and marketing                                                                    2,943,111            3,536,069
General and administrative                                                               6,749,846           10,640,867
Depreciation and amortization                                                            8,546,730           10,086,788
Impairment of assets (Note 6 and 7)                                                     15,164,613                    -
                                                                                      ------------         ------------

                  Operating loss                                                       (20,101,291)          (6,818,843)

Interest expense, net                                                                    2,371,475            2,819,366
                                                                                      ------------         ------------

                  Loss before income taxes, minority interest
                     and cumulative effect of change in
                     accounting principle                                              (22,472,766)          (9,638,209)

Income tax benefit                                                                               -                    -
                                                                                      ------------         ------------

                  Loss before minority interest and cumulative
                     effect of change in accounting principle                          (22,472,766)          (9,638,209)

Minority interest in net loss of subsidiary                                                109,050                8,341
Cumulative effect of change in accounting principle
     (Note 2 and 6)                                                                              -           (8,767,073)
                                                                                      ------------         ------------

                  Net loss                                                             (22,363,716)         (18,396,941)

Other comprehensive income (loss):
    Unrealized gain on derivative instruments                                              410,855              207,922
                                                                                      ------------         ------------

                  Comprehensive loss                                                  $(21,952,861)        $(18,189,019)
                                                                                      ============         ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

Lane Security, Inc. and Subsidiaries
Statements of Stockholder's Equity
For the Ten-Month Period Ended October 31, 2003
and the Year Ended December 31, 2002
-------------------------------------------------------------------------------


                                                                                Retained         Accumulated
                                          Common Stock         Additional        Earnings           Other
                                     -------------------        Paid-In        (Accumulated     Comprehensive
                                     Shares       Amount        Capital           Deficit)       Income (Loss)          Total
                                     ------       ------     -------------     -------------    ---------------         -----
Balance, December 31, 2001            1,000      $    10     $  64,168,245     $ (28,194,272)     $  (744,895)      $  35,229,088

   Capital contribution                                          9,359,718                                              9,359,718

   Comprehensive income (loss):
      Net loss                                                                   (18,396,941)                         (18,396,941)
      Unrealized gain on
        derivative instruments                                                                        207,922             207,922
                                                                                                                    -------------
   Comprehensive loss                                                                                                 (18,189,019)
                                    -------      -------     -------------     -------------      -----------       -------------

Balance, December 31, 2002            1,000           10        73,527,963       (46,591,213)        (536,973)         26,399,787

   Capital contribution                                          2,933,354                                              2,933,354

   Comprehensive income (loss):
      Net loss                                                                   (22,363,716)                         (22,363,716)
      Unrealized gain on
        derivative instruments                                                                        410,855             410,855
                                                                                                                    -------------
   Comprehensive loss                                                                                                 (21,952,861)
                                    -------      -------     -------------     -------------      -----------       -------------
Balance, October 31, 2003             1,000      $    10     $  76,461,317     $ (68,954,929)     $  (126,118)      $   7,380,280
                                    =======      =======     =============     =============      ===========       =============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

Lane Security, Inc. and Subsidiaries
Statements of Cash Flows
For the Ten-Month Period Ended October 31, 2003
and the Year Ended December 31, 2002
-------------------------------------------------------------------------------

                                                                                             2003               2002
                                                                                             ----               ----
Cash flows from operating activities:
   Net loss                                                                             $(22,363,716)      $(18,396,941)
   Cumulative effect of change in accounting principle                                             -          8,767,073
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization                                                         8,546,730         10,086,788
     Impairment of assets                                                                 15,164,613                  -
     Loss on sale of property and equipment                                                    5,342              2,443
     Amortization of loan costs                                                               53,637              5,490
     Minority interest in net loss of subsidiary                                            (109,050)            (8,341)
     Effects of changes in operating assets and liabilities
       Accounts and other receivables                                                       (210,621)           123,180
       Inventories                                                                            81,081           (330,876)
       Prepaid expenses                                                                     (224,016)          (270,610)
       Accounts payable                                                                     (112,725)           516,300
       Accrued liabilities                                                                   324,449           (128,079)
       Unearned revenue                                                                      542,565            (78,233)
                                                                                        ------------       ------------

                Net cash provided by operating activities                                  1,698,289            288,194
                                                                                        ------------       ------------

Cash flows from investing activities:
   Purchases of property and equipment                                                    (2,339,453)        (2,944,295)
   Proceeds from sale of property and equipment                                                5,266             29,352
   Purchases of customer contracts                                                                 -         (3,328,352)
   Investment in nonconsolidated entity                                                     (252,267)          (287,814)
   Other investing activities                                                                155,907            294,574
                                                                                        ------------       ------------

                Net cash used in investing activities                                     (2,430,547)        (6,236,535)
                                                                                        ------------       ------------

Cash flows from financing activities:
   Repayment of long-term debt, net                                                         (315,883)          (367,526)
   Net repayment on revolving credit borrowings                                           (1,800,000)        (3,000,000)
   Capital contributions                                                                   2,933,354          9,359,718
                                                                                        ------------       ------------

                Net cash provided by financing activities                                    817,471          5,992,192
                                                                                        ------------       ------------

Net increase in cash and cash equivalents                                                     85,213             43,851

Cash and cash equivalents, beginning of period                                               145,081            101,230
                                                                                        ------------       ------------

Cash and cash equivalents, end of period                                                $    230,294       $    145,081
                                                                                        ============       ============

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                                               $  3,030,131       $  3,081,125
                                                                                        ============       ============

Supplemental disclosure of non-cash financing and investing activities:
   Equipment financed under capital leases                                              $    260,245       $    324,698
                                                                                        ============       ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

1.       Organization and Business

         Lane Security, Inc. ("Lane Security") and subsidiaries (collectively referred to as the "Company") is a wholly-owned subsidiary of Lane Industries, Inc. The consolidated financial statements include the accounts of Lane Security and its wholly-owned and majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

         The Company's significant subsidiaries and respective ownership percentages consisted of the following at October 31, 2003 and December 31, 2002:

         Walter Breese, Inc.                                            100%
         Security General Corporation                                   100
         Norco Alarms, Inc.                                             100
         American Burglar & Fire Alarm Company                          100
         TeleGuard Security Systems, Inc.                               100
         Alert Alarm Company, Inc.                                      100
         Shield Signal, Inc                                             100
         Everest Video Systems, LLC                                      50

         Lane Security is the sole general partner of Protection Service Industries, L.P. (the "Partnership"). The limited partners in the Partnership are the Company's wholly-owned subsidiaries listed above. The Partnership provides protection services to commercial and residential customers through alarm system installation, central station monitoring services, access control and closed circuit television systems, as well as patrol services. The Partnership provides protection services to customers in California, Arizona and New Mexico.

         Lane Security also owns a 50% interest in Everest Video Systems, LLC ("Everest"). Everest develops and markets central station monitoring software solutions for remote video systems.


2.       Summary of Significant Accounting Policies

         Cash and Cash Equivalents
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

         Inventories
         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Provision for potentially obsolete or slow moving inventory is made based on analysis of inventory levels and forecasts.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies (Continued)

         Property and Equipment
         Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:


                  Equipment                          One to seven years
                  Vehicles                           Five years
                  Furniture and fixtures             Seven years
                  Leasehold improvements             Shorter of estimated useful life (normally 3 to 5 years) or term of lease


         Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is reflected in the results of operations. Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred.

         Intangible Assets and Goodwill
         Intangible assets are stated at cost and consist primarily of customer contracts, non-compete agreements and goodwill. Intangible assets, except goodwill, are amortized over the following estimated useful lives:

                  Customer contracts                      Ten years
                  Non-compete agreements                  Five years
                  Other                                   Three to ten years

         Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." In accordance with SFAS No. 142, the Company ceased amortization of goodwill and tested its goodwill and other intangible assets for impairment under the income approach. The income approach is based on the present value of future cash flows expected by the Company. The Company performs this impairment analysis on an annual basis, or if circumstances indicate that the carrying value of goodwill exceeds its fair value.

         Prior to implementing SFAS No. 142, the Company reviewed goodwill for impairment as prescribed under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." No impairment of goodwill existed under SFAS No. 121 as the undiscounted cash flows expected to be generated were greater than the carrying value of the related goodwill assets.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies (Continued)

         Revenue Recognition
         Revenue from service and monitoring contracts is recognized as earned over the related contract period, generally one to five years. Services are billed in advance on a monthly, quarterly, or annual basis and any amounts not earned are included as unearned revenue until the service is provided. Installation revenue applicable to new system contracts is recognized as installations are completed. The Company defers a portion of its costs related to the installation of equipment and these costs are amortized using the straight-line method over ten years.

         Derivatives
         The Company records all derivative instruments in the consolidated balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and if it is, the type of hedge transaction.

         Use of Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from estimated amounts.

         Fair Value of Financial Instruments
         Financial instruments of the Company consist of cash and cash equivalents, accounts receivable and payable, and derivative instruments. The carrying value of cash and cash equivalents, accounts receivable and trade payables approximates fair value due to their short-term maturities. The carrying value of the Company's line of credit is considered to approximate fair market value, as the interest rates of these instruments are based predominantly on variable reference rates. Derivative instruments are recorded on the balance sheet at fair value.

         Concentration of Credit Risk
         Financial instruments that potentially subject the Company to concentrations of credit risk principally comprise accounts receivable. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential credit losses and such losses have been within management's expectations.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies (Continued)

         Long-Lived Assets
         The Company values long-lived assets, including the Company's intangible assets, at the lower of cost or, if impaired, fair value of the asset. Management evaluates the realizability of long-lived assets periodically as events or circumstances indicate a possible inability to recover the carrying amounts. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related assets. The impairment loss would adjust the assets to their fair value.

         Advertising
         The Company expenses advertising costs as incurred. Advertising costs were $67,215 and $162,802 for the ten-month period ended October 31, 2003 and the year ended December 31, 2002, respectively, and are included in selling and marketing expenses.

         Income Taxes
         The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the financial reporting and tax basis of assets and liabilities and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance if, based on the weight of available evidence, it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

         The Company is included in the consolidated federal income tax return and certain state income tax returns of its stockholder, Lane Industries, Inc. The amount of income tax liability for which the Company will be responsible is determined by the Tax Allocation Agreement between the Company and Lane Industries, Inc. However, the tax provision in these financial statements has been computed on a separate return basis.


3.       Acquisitions of Businesses

         In March 2002, the Company acquired certain assets of Associated Electronics Co., Inc. ("AECO") in exchange for cash of approximately $935,000. AECO provided protection services primarily to commercial customers in Northern California. As a result of the acquisition, the Company expects to strengthen its position in that market. The assets acquired, consisting primarily of fire, monitoring and service contracts, were recorded at their estimated fair value based on information available to the Company.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

4.       Property and Equipment

         Property and equipment consists of the following at October 31, 2003 and December 31, 2002:


                                                                            2003                   2002
                                                                            ----                   ----
             Equipment                                                 $    5,031,287         $    4,613,132
             Vehicles                                                       2,498,299              2,438,365
             Furniture and fixtures                                         1,278,783              1,272,644
             Leasehold improvements                                           984,057                878,840
                                                                       --------------         --------------

                                                                            9,792,426              9,202,981

             Less:  accumulated depreciation and amortization              (6,330,852)            (5,204,108)
                                                                       --------------         --------------

                                                                       $    3,461,574         $    3,998,873
                                                                       ==============         ==============

         Depreciation and amortization expense for the ten-month period ended October 31, 2003 and the year ended December 31, 2002 was $1,869,266 and $2,106,188, respectively. Included in vehicles are assets under capital lease with a cost of $2,498,299 and $2,438,365 and related accumulated depreciation of $1,754,527 and $1,447,349 at October 31, 2003 and December 31, 2002, respectively.


5.       Investments in Nonconsolidated Entities

         Investments in nonconsolidated entities consisted of a 3.9% interest in Buzz VC, Ltd. This investment was accounted for under the cost method.


6.       Intangible Assets and Goodwill

         Intangible assets consist of the following at October 31, 2003:


                                                                         Accumulated
                                                     Cost               Amortization          Net Book Value
                                                     ----               ------------          --------------
         Customer contracts                     $    79,278,328        $   (51,864,999)       $    27,413,329
         Non-compete agreements                         184,490                (55,347)               129,143
         Other                                        1,557,127             (1,505,010)                52,117
                                                ---------------        ---------------        ---------------

                                                $    81,019,945        $   (53,425,356)       $    27,594,589
                                                ===============        ===============        ===============


Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

6.       Intangible Assets and Goodwill (Continued)

         Intangible assets consist of the following at December 31, 2002:


                                                                         Accumulated
                                                     Cost               Amortization          Net Book Value
                                                     ----               ------------          --------------
         Customer contracts                     $    79,508,902        $   (36,899,991)       $    42,608,911
         Non-compete agreements                         184,490                (24,599)               159,891
         Other                                        1,610,765             (1,469,191)               141,574
                                                ---------------        ---------------        ---------------

                                                $    81,304,157        $   (38,393,781)       $    42,910,376
                                                ===============        ===============        ===============


         The Company evaluated the realizability of its customer contract assets as of October 31, 2003 as events indicated a possible inability to recover the carrying amounts of these assets. Based on the results of this analysis, the Company wrote-off customer contracts of $8,354,112 during the period. This charge is included in "Impairment of assets" in the Statement of Operations and Comprehensive Loss.

         Amortization expense for the ten-month period ended October 31, 2003 and the year ended December 31, 2002 was $6,677,685 and $7,980,600, respectively. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the five succeeding years is as follows:

                  Year Ending October 31:                        Amount
                  -----------------------                        ------
                              2004                           $ 7,581,383
                              2005                             6,284,314
                              2006                             5,703,257
                              2007                             5,404,058
                              2008                             2,065,818

         Effective January 1, 2002, the Company adopted SFAS No. 142. In accordance with SFAS No. 142, the Company ceased amortization of goodwill and tested its goodwill and other intangible assets for impairment under the income approach. This analysis indicated that goodwill was impaired and the Company recorded a one-time adjustment of $8,767,073 as the cumulative effect of a change in accounting principle.

         The Company performed its annual goodwill impairment analysis as of October 31, 2003. As a result of this analysis, it was determined that the fair value of goodwill exceeded its carrying value and no impairment charge was necessary.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

6.       Intangible Assets and Goodwill (Continued)

         The carrying values for goodwill by reporting unit at October 31, 2003 and December 31, 2002 were as follows:


                 Northern California           $     4,381,479
                 Southern California                 6,346,680
                 Southwest                           2,533,241
                                               ---------------

                                               $    13,261,400
                                               ===============

         The Company had previously entered into various agreements with authorized dealers who sell the Company's protection service products. The Company had the right to purchase qualifying contracts, as defined. During the year ended December 31, 2002, the Company purchased contracts for an aggregate total consideration of $3,328,352. No such contracts were purchased during the ten-month period ended October 31, 2003.


7.       Other Assets

         Other assets consisted primarily of certain deferred costs related to installations at December 31, 2002. The Company evaluated the realizability of these deferred costs as of October 31, 2003 as events indicated a possible inability to recover the carrying amounts of these assets. Based on the results of this analysis, the Company wrote-off deferred installation costs of $6,810,501 during the period. This charge is included in "Impairment of assets" in the Statement of Operations and Comprehensive Loss. These deferred costs amount to $0 at October 31, 2003 and $5,813,623, net of accumulated amortization of $3,763,520 at December 31, 2002. The deferred costs were amortized over the estimated service periods, which approximated ten years.


8.       Revolving Line of Credit

         The Company's $47,500,000 senior credit facility matured on October 31, 2003. Borrowings under the revolving credit note were $34,450,000 and $36,250,000 as of October 31, 2003 and December 31, 2002, respectively. The rate of interest on the borrowing is, at the Company's option, based on the bank's prime rate or certain other short-term rates, and was approximately 7.5% at October 31, 2003. The Company pays annual fees of 0.375% on the unused commitment. The revolving credit note was repaid in connection with the transaction described in Note 14.

         The senior credit facility contains, among other things, certain restrictive financial covenants, including, but not limited to, maximum leverage ratios and minimum debt service ratios. The senior credit facility is collateralized by substantially all of the assets of the Company.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

9.       Long-Term Debt

         Long-term debt consists of the following at October 31, 2003 and December 31, 2002:


                                                                               2003                    2002
                                                                               ----                    ----
        Notes payable to sellers, net of unamortized discount of $0 and $540 at October 31, 2003 and December 31, 2002,
            respectively                                                   $      965,773         $    1,151,269
        Capital leases for equipment payable to leasing companies,
            principal and interest payable monthly through June 2006              604,563                734,950
                                                                           --------------         --------------

                                                                                1,570,336              1,886,219

        Less, current maturities                                                 (497,683)              (576,175)
                                                                           --------------         --------------

                                   Total long-term debt                    $    1,072,653         $    1,310,044
                                                                           ==============         ==============

         Notes payable to sellers represents liabilities assumed by the Company in certain acquisitions of other security companies. The notes had an effective interest rate of 8% at October 31, 2003.

         The aggregate maturities of long-term debt and notes payable as of October 31, 2003 are as follows:

        Year Ending October 31:                              Amount
        -----------------------                              ------
                 2004                                    $   497,683
                 2005                                        379,954
                 2006                                        288,282
                 2007                                        274,433
                 2008                                        129,984
                                                         -----------

                                                         $ 1,570,336
                                                         ===========

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

10.      Income Taxes

         The Company had net deferred tax assets of $18,083,153 and $11,741,795, before valuation allowance, at October 31, 2003 and December 31, 2002, respectively, representing the estimated future tax effects of tax deductible temporary differences and carryforwards. The components of the Company's deferred tax assets and liabilities as of October 31, 2003 and December 31, 2002, are as follows:

                                                                        2003               2002
                                                                        ----               ----
         Current deferred tax assets:
            Inventory                                              $        87,174             87,174
            Accrued expenses                                               378,843            469,669
            Reserves                                                       116,210            194,162
            Other deferred tax assets                                      339,024            173,540
                                                                   ---------------      -------------
              Current deferred tax asset                                   921,251            924,545
                                                                   ---------------      -------------
         Non-current deferred tax assets (liabilities):
            Depreciation                                                (2,375,104)        (1,718,236)
            Amortization                                                 6,481,841          1,680,732
            Net operating loss carryforwards                            13,055,165         10,854,754
                                                                   ---------------      -------------
              Non-current deferred tax asset, net                       17,161,902         10,817,250
                                                                   ---------------      -------------
                Net deferred tax asset valuation allowance             (18,083,153)       (11,741,795)
                                                                   ---------------      -------------
                     Net deferred tax asset                        $             -      $           -
                                                                   ===============      =============


         A full valuation allowance against the net deferred tax asset at the balance sheet date has been recorded as it is considered more likely than not, under the provisions of SFAS No. 109 "Accounting for Income Taxes", that the deferred tax asset will not be realized. The amount of the deferred tax asset considered realizable could be increased if the Company returns to profitability and estimates of future taxable income increase significantly. Net operating loss ("NOL") carryforwards at October 31, 2003 are estimated to be approximately $32,816,000. They may be used only to the extent that the Company's net income becomes positive. The NOL's begin to expire in the year 2020.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

10.      Income Taxes (Continued)

         The components of the income tax expense (benefit) for the year ended October 31, 2003 and December 31, 2002, were as follows:


                                                                2003            2002
                                                           ---------------  --------------
         Current:
            Federal                                       $   (1,971,163)   $ (2,382,146)
            State                                               (267,233)        (28,571)
                                                          --------------    ------------

                            Net current benefit               (2,238,396)     (2,410,717)
                                                          --------------    ------------
         Deferred:
            Federal                                           (3,613,125)       (292,386)
             State                                              (489,837)       (124,112)
            Change in valuation allowance                      6,341,358       2,827,215
                                                          --------------    ------------
                           Net deferred expense                2,238,396       2,410,717
                                                          --------------    ------------
         Income tax benefit                               $            -    $          -
                                                          ==============    ============

11.      Derivative Financial Instruments

         The Company conducts limited transactions involving derivative financial instruments and does not use them for trading purposes. The Company enters into interest rate swap agreements to protect the Company from fluctuations in interest rates.

         At October 31, 2003, certain interest rate swap agreements were outstanding with commercial banks (the "Counterparties") as follows:

                                   Notional        Effective        Maturity
                                   Amounts       Interest Rates       Dates
                                   -------       --------------     --------

        Interest rate swaps       $5,000,000     4.99% to 5.25%       2004

         While these Counterparties may expose the Company to potential credit losses in the event of nonperformance, no such losses are anticipated. In the event of nonperformance by a Counterparty, the Company would be exposed to the accumulated interest, if any, which the Company would have received from the Counterparty from the date of default to the date of maturity.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

11.      Derivative Financial Instruments (Continued)

         The fair value of the interest rate swaps is the estimated amount the Company would have to pay or would be paid to terminate the swap agreements as of October 31, 2003, taking into account the current interest rate environment. The estimated fair value of the swap agreements as of October 31, 2003 and December 31, 2002 is a liability of $126,118 and $536,973, respectively. As of October 31, 2003 and December 31, 2002, the liability includes a current portion of $126,118 and $265,682, respectively, which is recorded in accrued liabilities, and a noncurrent portion of $0 and $271,291, respectively, which is recorded in other long-term liabilities. Included in accrued liabilities as of October 31, 2003 and December 31, 2002 is $22,613 and $88,146, respectively, of accrued interest payable related to the swap agreements.


12.      Commitments and Contingencies

         Leases
         The Company leases its facilities and certain equipment under noncancelable operating leases expiring at various dates through October 2007.

         The future minimum rental payments for noncancelable operating leases consist of the following at October 31, 2003:

                 Year Ending October 31,                       Amount
                 -----------------------                       ------

                          2004                             $    698,704
                          2005                                  332,441
                          2006                                  220,663
                          2007                                  129,231
                          2008                                   11,904
                          Thereafter                                 99
                                                           ------------

                                                           $  1,393,042
                                                           ============

         Total rent expense for all operating leases was $556,888 and $664,515 for the ten-month period ended October 31, 2003 and the year ended December 31, 2002, respectively.

         Legal Matters
         The Company is involved in various legal proceedings, which have been routine and in the normal course of business. In the opinion of management, after consultation with legal counsel, the resolution of these matters will not have a material adverse impact on the Company's consolidated financial position, results of operations or cash flows.

Lane Security, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2003 and December 31, 2002
-------------------------------------------------------------------------------

12.      Employee Benefit Plan

         The Company sponsors a defined contribution plan (the "Plan") under which all employees are eligible to participate. The Plan is intended to meet the qualifications of Internal Revenue Code Section 401(k). Under the Plan's provisions, employees may contribute the IRS specified maximum of their compensation on a pre-tax basis. The Company makes matching contributions up to 6% of an employee's compensation. Employees vest in Company matching contributions at a rate of 33% per year beginning after the first year of service. The Company contributed $78,148 and $106,452 to the Plan during the ten-month period ended October 31, 2003 and the year ended December 31, 2002, respectively.


13.      Related Party Transactions

         During the ten-month period ended October 31, 2003 and the year ended December 31, 2002, the Company paid the sole stockholder, Lane Industries, Inc., for miscellaneous expenses incurred that were related to the Company. Total amounts paid during the ten-month period ended October 31, 2003 and the year ended December 31, 2002 totaled approximately $413,000 and $296,000, respectively. Amounts due to Lane Industries, Inc. at October 31, 2003 and December 31, 2002 were approximately $977,000 and $580,000, respectively, and are included in accounts payable in the accompanying consolidated balance sheets.


14.      Subsequent Event

         On December 15, 2003, all of the Company's outstanding common stock was purchased by Integrated Alarm Services Group, Inc.